As filed with the Securities and Exchange Commission on October 25, 2021

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GSI TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0398779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1213 Elko Drive

Sunnyvale, California 94089

(408) 331-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GSI Technology, Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Douglas Schirle

Chief Financial Officer

GSI Technology, Inc.

1213 Elko Drive

Sunnyvale, California 94089

(408) 331-9802

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Benjamin G. Griebe, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303-2214

(650) 833-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filed	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, $0.001 par value	4,000,000	$4.955	$19,820,000	$1,837.32

(1)	The securities registered include options and rights to acquire the Registrant’s common stock, par value $0.001 per share (the “Common Stock”).
(2)	Represents shares of Common Stock that were added to the shares authorized for issuance under the Plan as approved by the Board and stockholders of the Company.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan by reason of any stock split, stock dividend or similar transactions effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(4)	The proposed maximum offering price is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon average of the high and low sale prices per share of the Common Stock as reported on the NASDAQ Global Select Market on October 21, 2021.

EXPLANATORY NOTE

This Registration Statement has been filed by GSI Technology, Inc. (the “Registrant”) to register 4,000,000 additional shares of Common Stock that may be issued and sold under the amended and restated GSI Technology, Inc. 2016 Equity Incentive Plan (the “Plan”) as approved by the Board of Directors of the Registrant on July 7, 2021 and by the stockholders of the Registrant at the annual meeting held on August 26, 2021.

Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-219798), filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2017 (the “2017 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2017 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2021 filed with the Commission on June 4, 2021;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the Commission on August 6, 2021;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on May 6, 2021, June 4, 2021, July 29, 2021, August 9, 2021 and August 27, 2021; and

•	The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-33387), filed with the Commission on March 27, 2007 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.1	Amended and Restated Certificate of Incorporation of GSI Technology, Inc.		S-1	02/16/2007	333-139885

4.2	Amended and Restated Bylaws of GSI Technology, Inc.		S-1	02/16/2007	333-139885

5.1	Opinion of DLA Piper LLP (US)	X

23.1	Consent of Independent Registered Public Accounting Firm - BDO USA, LLP	X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on signature page to this Registration Statement)	X

99.1	GSI Technology, Inc. 2016 Equity Incentive Plan (Amended and Restated August 26, 2021)	X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of October, 2021.

GSI TECHNOLOGY, INC.

By:	/s/ Douglas M. Schirle
Name:	Douglas Schirle
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee-Lean Shu and Robert Yau, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ LEE-LEAN SHU	President, Chief Executive Officer and Chairman	October 25, 2021
Lee-Lean Shu	(Principal Executive Officer)

/s/ DOUGLAS M. SCHIRLE	Chief Financial Officer	October 25, 2021
Douglas M. Schirle	(Principal Financial and Accounting Officer)

/s/ ROBERT YAU	Vice President, Engineering, Secretary and Director	October 25, 2021
Robert Yau

/s/ JACK A. BRADLEY	Director	October 25, 2021
Jack A. Bradley

/s/ ELIZABETH CHOLAWSKY	Director	October 25, 2021
Elizabeth Cholawsky

/s/ HAYDN HSIEH	Director	October 25, 2021
Haydn Hsieh

/s/ KIM LE	Director	October 25, 2021
Kim Le

/s/ RUEY L. LU	Director	October 25, 2021
Ruey L. Lu

/s/ BARBARA NELSON	Director	October 25, 2021
Barbara Nelson